UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2019

Acacia Communications, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400 Maynard, Massachusetts		01754
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (978) 938-4896

(Former Name or Former Address, if Changed Since Last Report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	ACIA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 28, 2019, Eric Swanson, a member of the Board of Directors (the “Board”) of Acacia Communications, Inc. (the “Company”) and a member of the Board’s Nominating and Corporate Governance Committee, notified the Company of his intention to retire from the Company’s Board and resign for personal reasons. Mr. Swanson’s resignation became effective on June 1, 2019. Mr. Swanson did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

(d) On May 31, 2019, the Company’s Board appointed Laurinda Y. Pang to the Board as a Class II director, effective immediately upon the effectiveness of Mr. Swanson’s resignation. Ms. Pang’s term as a Class II director will expire at the Company’s 2021 Annual Meeting of Stockholders. In addition, Ms. Pang was appointed to the Compensation Committee and Nominating and Corporate Governance Committee of the Board, effective immediately upon the effectiveness of her appointment to the Board. Following Ms. Pang’s Committee appointments, the Compensation Committee is comprised of Stan Reiss (Chair), David Aldrich and Ms. Pang and the Nominating and Corporate Governance Committee is comprised of Peter Chung (Chair) and Ms. Pang, each of whom has been determined to be independent by the Company’s Board of Directors.

Since November 2017, Ms. Pang has served as the president, international and global accounts management of CenturyLink, Inc., a global communications and IT services company. From November 2011 to October 2017, Ms. Pang served in increasingly senior roles at Level 3 Communications, Inc., a multinational telecommunications and Internet service provider company that was acquired by CenturyLink in November 2017, most recently as its regional president, North America and Asia Pacific. Prior to that, Ms. Pang served in increasingly senior roles at Global Crossing Limited prior to its acquisition by Level 3 Communications in 2011, most recently as its senior vice president, human resources.

In accordance with the Company’s director compensation program, Ms. Pang will receive an annual cash retainer of $35,000 for her service on the Board, an annual cash retainer of $4,500 for her service on the Nominating and Corporate Governance Committee, and an additional annual cash retainer of $6,000 for her service on the Compensation Committee. Each of these annual cash retainers will be payable quarterly in arrears (and prorated for any partial period). In addition, on the date of her initial appointment to the Board and pursuant to the Company’s director compensation program, Ms. Pang was granted a restricted stock unit award having an aggregate fair market value of $300,000 on the date of grant. All initial restricted stock unit awards granted to non-employee directors, including the initial grant to Ms. Pang, vest in equal annual installments on the first, second and third anniversary of the grant date, or in full immediately upon the occurrence of a change in control of the Company. During her service as a non-employee director, Ms. Pang will also be entitled to an annual restricted stock unit award, to be granted at each annual meeting of stockholders, having an aggregate fair market value of $200,000 on the date of grant, which will vest in full on the date of the next annual meeting of stockholders following the date of grant or immediately upon the occurrence of a change in control of the Company. All restricted stock unit awards granted pursuant to the Company’s director compensation program are also subject to the terms and conditions set forth in the Company’s form of non-executive director restricted stock unit agreement.

In addition, Ms. Pang entered into an indemnification agreement (each, an “Indemnification Agreement”) with the Company, as of June 1, 2019. The Indemnification Agreement is substantially identical to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Ms. Pang to the fullest extent permitted by law for claims arising in her capacity as a director, provided that Ms. Pang acted in good faith and in a manner that she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that her conduct was unlawful. In the event that the Company does not assume the defense of a claim against Ms. Pang, the Company is required to advance her expenses in connection with her defense, provided that she undertakes to repay all amounts advanced if it is ultimately determined that she is not entitled to be indemnified by the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by the full text of the form of indemnification agreement by and between the Company and its directors and officers, which is incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-208680) filed by the Company with the Securities and Exchange Commission on December 21, 2015.

There was no arrangement or understanding between Ms. Pang and any other persons pursuant to which she was appointed as a director. Ms. Pang has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K other than as described above.
Item 7.01     Regulation FD Disclosure.

On June 3, 2019, the Company issued a press release announcing the retirement of Mr. Swanson and the appointment of Ms. Pang. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Form of Indemnification Agreement for directors and officers (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-208680) filed by the Company on December 21, 2015).

99.1	Press release, dated June 3, 2019, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA COMMUNICATIONS, INC.

Date: June 3, 2019	By:	/s/ Janene I. Asgeirsson
Janene I. Asgeirsson
Chief Legal Officer and Secretary